Exhibit 10.04
APRINNOVA, LLC
MEMORANDUM ON THE EXTENSION
BY SECOND AMENDMENT TO SHARE PURCHASE AGREEMENT
This Memorandum on the Extension by Second Amendment to Share Purchase Agreement (this “Amendment”), dated as of March 17, 2023, is made by and among Nikko Chemicals Co., Ltd., a Japanese corporation, (“Nikko Chemicals”), Nippon Surfactant Industries Co., Ltd., a Japanese corporation (“Nissa”), Aprinnova LLC, a Delaware limited liability company (the “Company”) and Amyris, Inc., a Delaware corporation (“Amyris”). Nikko Chemicals, Nissa, the Company and Amyris are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Share Purchase Agreement dated as of December 15, 2022, (as amended on February 13, 2023, collectively, the “Agreement”) by and among the Parties and Aprinnova, LLC, a Delaware limited liability company.
WHEREAS, Section 8.11 of the Agreement provides that the Agreement can be amended, terminated or waived only with the written consent of Amyris, Nikko Chemicals and Nissa; and
WHEREAS, the Parties wish to amend the Agreement as set forth below.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:
1.Amendment to Section 2.1. Section 2.1 of the Agreement is hereby added and amended as follows:
(d)     Amyris shall pay or cause to be paid by wire transfer of immediately available funds, in accordance with the instructions provided by Nikko to Amyris (which wire instructions must be in writing and provided to Amyris no later than the second (2nd) business day prior to the Closing Date), simple interest on the amounts identified in Section 2.1(b) and Section 2.1(c), at a rate equal to 12.5% per annum, with such interest calculated for the period commencing on February 14, 2023 and terminating on the Closing Date.
2.Amendment to Section 3.1. The reference to “the sixtieth (60th) calendar day following the Effective Date” in Section 3.1 of the Agreement (as amended to March 17, 2023 by the First Amendment) shall be further amended to “April 17, 2023 or the next business day of the closing date Amyris receive payments under the strategic collaboration agreement from Givaudan, whichever is earlier”.
3.Full Force and Effect; Amendment. Except as expressly amended hereby, each term and provision of the Agreement (as amended by the Second Amendment) will and does remain in full force and effect. This Amendment may not be amended except by an instrument in writing signed by Amyris, Nikko Chemicals and Nissa.
4.Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be deemed an original, but all which together shall constitute one and the same instrument.
5.Governing Law. Section 8.4 of the Agreement is deemed incorporated into this Amendment, mutatis mutandis.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have hereunto caused this Amendment to be duly executed as of the date first written above.

NIKKO CHEMICALS CO., LTD.

By:     /s/ Hideyuki Nakahara
Name:     Hideyuki Nakahara
Title:     President & Chief Executive Officer

Address:

NIPPON SURFACTANT INDUSTRIES CO., LTD.

By:     /s/ Shizuo Ukaji
Name:     Shizuo Ukaji
Title:     President & Chief Executive Officer

Address:

AMYRIS, INC.

By:     /s/ John Melo
Name:     John Melo
Title:     President and Chief Executive Officer

Address:

APRINNOVA, LLC

By:_____/s/ John Melo_______________________
Name:     John Melo
Title: Chief Executive Officer

Address: c/o Amyris, Inc.

[Second Amendment to Share Purchase Agreement]